EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT
                             AS OF DECEMBER 31, 1999


                                                                    PERCENTAGE
                                                                    OF VOTING
                                                JURISDICTION        SECURITIES
NAME                                           OF ORGANIZATION         OWNED
----                                           ---------------      ----------


INTRUST Bank, National Association              National Bank          100%

Will Rogers Bank                                Oklahoma               100%

NestEgg Consulting Inc.                         Kansas                 100%

INTRUST Community Development Corporation       Kansas                 100%

INTRUST Capital Trust                           Delaware               100%